Exhibit 10
Report of Independent Registered Public Accounting Firm
The Board of Directors
American Fidelity Assurance Company, and
Contract Owners
American Fidelity Separate Account B:
We consent to the use of our reports included herein and the reference to our firm under the heading “Custodian and Independent Registered Public Accounting Firm” in the Statement of Additional Information. Our report on American Fidelity Assurance Company refers to a change to the method of evaluating other-than-temporary impairments in 2009 and the adoption of guidance for accounting for uncertainty in income taxes effective January 1, 2007.
KPMG LLP
Oklahoma City, Oklahoma
April 28, 2010